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                                                                        Page 8

                                  Exhibit M

                               FIRST AMENDMENT
                                      TO
                           SHAREHOLDERS' AGREEMENT


              THIS FIRST AMENDMENT TO SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into as of July 20, 1995 by and among TLMD Partners II, L.L.C., a Delaware limited liability company ("TLMD"), Bastion Capital Fund, L.P., a Delaware limited partnership ("Bastion"), Leon Black ("Black"), Hernandez Partners, a California general partnership ("HP"), GRS Partners II, L.P., an Illinois limited partnership ("GRS"), and The Value Realization Fund, L.P., a Delaware limited partnership ("Value" and, collectively with Bastion, Black, HP and GRS, the "Other Shareholders").


                                    RECITALS

              A. The undersigned have entered into that certain Shareholders' Agreement, dated as of December 20, 1994 (the "Agreement").

              B. The undersigned desire to amend the Agreement as provided herein and in accordance with Section 15 of the Agreement.

              C. As of July 13, 1995, GRS and Value no longer own any shares of Telemundo Group, Inc.

                                   AGREEMENT

              NOW THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Representation and Warranty.

              GRS and Value each hereby represents and warrants to the other parties to the Agreement that it no longer owns any shares of Telemundo Group, Inc.

2.  Amendment of Agreement.

              As of July 20, 1995, GRS and Value are no longer parties to the Agreement and shall have no further rights or obligations thereunder.

3.  Effect of Amendment.

              Except as expressly provided herein, the Agreement is not being amended, supplemented or otherwise modified and the Agreement shall remain in full force and effect in accordance with its terms.
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                                                                       Page 9

4.  General Provisions.

    (a) Governing Laws. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of law) of the State of Delaware.

    (b) Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed personally or by a duly authorized representative thereof as of the day and year first above written.


                                  TLMD PARTNERS II, L.L.C.
                                  By:  AIF II, L.P., its Manager
                                       By: Apollo Advisors, L.P.,
                                           its Managing General Partner
                                           By: Apollo Capital Management, Inc.,
                                               its managing partner

                                  By: /s/ Michael D. Weiner
                                      -----------------------------------------
                                          Name:  Michael D. Weiner
                                          Title:  Vice President



                                          BASTION CAPITAL FUND, L.P.
                                          By: Bastion Partners
                                              its General Partner
                                              By:  Bron Corp.
                                                   its General Partner


                                          By: /s/ Guillermos Bron
                                             ---------------------------------
                                                  Guillermo Bron
                                                  President



                                          LEON BLACK

                                          /s/ Leon Black
                                          -------------------------------------
                                          Leon Black
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                                                                       Page 10


                                      HERNANDEZ PARTNERS


                                      By:  /s/ Roland Hernandez
                                           ---------------------------------
                                               Roland Hernandez
                                               General Partner



                                      THE VALUE REALIZATION FUND, L.P.

                                      By:   Canpartners Investments III, L.P.
                                            its General Partner
                                            By: Canyon Capital Management, L.P.,
                                                 its General Partner
                                                 By:  Canpartners Incorporated,
                                                      its General Partner


                                      By: /s/ RCB Ebensen
                                           ------------------------------------
                                      Title: President
                                              ---------------------------------



                                      GRS PARTNERS II


                                      By: /s/ Paul Meister
                                          -------------------------------------
                                              Paul Meister, Vice President of
                                              Grosvenor Capital Management, Inc.
                                              general partner of Grosvenor
                                              Capital Management, L.P.
                                              Administrator of GRS Partners II